Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Investment Management Agreement dated September 3, 2013 between ING International High Dividend Equity Income Fund and ING Investments, LLC – Filed herein.

(e)(2) Sub-Advisory Agreement dated September 3, 2013 between ING Investments, LLC and ING Investment Management Co. LLC with respect to ING International High Dividend Equity Income Fund – Filed herein.

(e)(3) Form of Sub-Sub-Advisory Agreement dated September 3, 2013 between ING Investment Management Co. LLC and ING Investment Management Advisors B.V. ING International High Dividend Equity Income Fund – Filed herein.